UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

     CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2005

Integrated Surgical Systems, Inc.
(Exact name of Registrant as specified in charter)

Delaware	1-12471	68-0232575
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1850 Research Park Drive Davis, California    95616-4884
(Address of principal executive offices)               (Zip Code)

Registrant’s telephone number, including area code:   (530) 792-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 2, 2005, Jack W. Moorman elected to resign from the board of directors of Integrated Surgical Systems, Inc. ("ISS") for personal reasons. Mr. Moorman served as a director of ISS since October 2002. Mr. Moorman also served as a member of the board's audit committee and compensation committee. There were no disagreements between Mr. Moorman and ISS on any matter relating to ISS operations, policies or practices.

On June 2, 2005, Paul A.H. Pankow elected to resign from the board of directors of ISS for personal reasons. Mr. Pankow served as a director of ISS since January 2003, and previously served as a director of the Company from May 1995 through December 1999. Mr. Pankow also served as a member of the board’s audit committee. There were no disagreements between Mr. Pankow and ISS on any matter relating to ISS operations, policies or practices.

Item 8.01      Other Events

     On June 2, 2005, ISS terminated all employees of the Company and ceased operations. The officers of ISS are evaluating all options available, including securing additional capital, the sale of assets and the seeking of protection under the Federal Securities Laws.

Item 9.01      Financial Exhibits and Exhibits

Exhibit 10.1 – Resignation Letter from Jack W. Moorman, dated June 2, 2005.
Exhibit 10.2 – Resignation Letter from Paul A.H. Pankow, dated June 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     June 10, 2005

Integrated Surgical Systems, Inc.

By: /s/ RAMESH C. TRIVEDI Ramesh Trivedi, Chief Executive Officer